Exhibit 99.1

enabling tomorrow’s technologies™

355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Corporation Appoints Richard Catalano

as Chief Financial Officer

CENTRAL ISLIP, N.Y., (Business Wire) – September 2, 2022 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems and materials, today announced that Richard Catalano has been appointed as Chief Financial Officer, effective August 30, 2022.

Mr. Catalano brings more than 35 years of experience as an accomplished financial professional working across multiple industries.

In 1982, Mr. Catalano began his career at KPMG LLP and became an audit partner in 1993. Throughout his 37 years as an audit professional at KPMG LLP, Mr. Catalano has advised a diverse array of clients through private equity financed transactions, M&A related accounting, and filings with the U.S. Securities and Exchange Commission. Towards the later part of his tenure, Mr. Catalano served as the leader of KPMG LLP’s Metro New York Healthcare and Life Sciences Practice and then co-led KPMG's Global Audit Methodology Group. Mr. Catalano is a Certified Public Accountant licensed to practice in the State of New York.

Emmanuel Lakios, President and Chief Executive Officer of CVD Equipment Corporation welcomed Mr. Catalano to the Company, stating “We are pleased that Richard has joined our executive team, he is a seasoned professional with vast accounting and finance experience working with public companies. His solid background makes him a natural choice to lead our finance team as CFO.”

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, battery nanomaterials, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow's technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronic, biomedical, petroleum, pharmaceutical, and many other industrial markets.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the COVID-19 pandemic, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance is not a guarantee of future results.

For further information about this topic please contact:

Phone: (631) 981-7081

Fax: (631) 981-7095

Email: investorrelations@cvdequipment.com